Exhibit 99.2
1st Quarter 2011 Supplemental Information
Bucks County Specialty Hospital, Bensalem, Pennsylvania
Medical Properties Trust, Inc.
1000 Urban Center Drive, Suite 501
Birmingham, AL 35242
(205) 969-3755
www.medicalpropertiestrust.com
Contact: Charles Lambert, Director of Finance
(205) 397-8897 or clambert@medicalpropertiestrust.com

Table Of Contents

Company Information	1

Reconciliation of Net Income (loss) to Funds from Operations	2

Investment by Asset Type, Operator, and by State	3

Lease Maturity Schedule	4

Debt Summary	5

Consolidated Balance Sheets	6

Acquisitions for the Three Months Ended March 31, 2011	7
The information in this supplemental information package should be read in conjunction with the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other information filed with the Securities and Exchange Commission. You can access these documents free of charge at www.sec.gov and from the Company’s website at www.medicalpropertiestrust.com. The information contained on the Company’s website is not incorporated by reference into, and should not be considered a part of, this supplemental pakcage.
For more information, please contact Charles Lambert, Finance Director at (205) 397-8897.

Company Information

Headquarters:	Medical Properties Trust, Inc.
1000 Urban Center Drive, Suite 501
Birmingham, AL 35242
(205) 969-3755
Fax: (205) 969-3756

Website:	www.medicalpropertiestrust.com

Executive Officers:	Edward K. Aldag, Jr., Chairman, President and Chief Executive Officer R. Steven Hamner, Executive Vice President and Chief Financial Officer Emmett E. McLean, Executive Vice President, Chief Operating Officer Secretary and Treasurer

Investor Relations:	Medical Properties Trust, Inc.
1000 Urban Center Drive, Suite 501
Birmingham, AL 35242
Attn: Charles Lambert
(205) 397-8897
clambert@medicalpropertiestrust.com

Reconciliation of Net Income (loss) to Funds from Operations
MEDICAL PROPERTIES TRUST, INC. AND SUBSIDIARIES
Reconciliation of Net Income (Loss) to Funds From Operations
(Unaudited)

	For the Three Months Ended
	March 31, 2011	March 31, 2010
FFO information:
Net income (loss) attributable to MPT common stockholders	$10,779,607	$(2,821,970)
Participating securities’ share in earnings	(315,360)	(350,721)

Net income (loss) , less participating securities’ share in earnings	$10,464,247	$(3,172,691)

Depreciation and amortization
Continuing operations	7,893,256	6,124,892
Discontinued operations	—	755,214
Gain on sale of real estate	(5,324)	(16,069)

Funds from operations	$18,352,179	$3,691,346

Acquisition costs	2,039,971	64,640
Loan impairment charge	—	12,000,000

Normalized funds from operations	$20,392,150	$15,755,986

Share-based compensation	1,837,709	1,529,734
Debt costs amortization	986,955	1,477,390
Additional rent received in advance	(300,000)	—
Straight-line rent revenue	(1,734,673)	(1,810,770)

Adjusted funds from operations	$21,182,141	$16,952,340

Per diluted share data:
Net income (loss) , less participating securities’ share in earnings	$0.09	$(0.04)
Depreciation and amortization
Continuing operations	0.08	0.08
Discontinued operations	—	0.01
Gain on sale of real estate	—	—

Funds from operations	$0.17	$0.05

Acquisition costs	0.01	—
Loan impairment charge	—	0.15

Normalized funds from operations	$0.18	$0.20

Share-based compensation	0.02	0.02
Debt costs amortization	0.01	0.01
Additional rent received in advance	—	—
Straight-line rent revenue	(0.02)	(0.02)

Adjusted funds from operations	$0.19	$0.21

Funds from operations, or FFO, represents net income (computed in accordance with GAAP), excluding gains (or losses) from sales of property, plus real estate related depreciation and amortization (excluding amortization of deferred financing costs). Management considers funds from operations a useful additional measure of performance for an equity REIT because it facilitates an understanding of the operating performance of our properties without giving effect to real estate depreciation and amortization, which assumes that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, we believe that funds from operations provides a meaningful supplemental indication of our performance. We compute funds from operations in accordance with standards established by the Board of Governors of the National Association of Real Estate Investment Trusts, or NAREIT, in its March 1995 White Paper (as amended in November 1999 and April 2002), which may differ from the methodology for calculating funds from operations utilized by other equity REITs and, accordingly, may not be comparable to such other REITs. FFO does not represent amounts available for management’s discretionary use because of needed capital replacement or expansion, debt service obligations, or other commitments and uncertainties, nor is it indicative of funds available to fund our cash needs, including our ability to make distributions. Funds from operations should not be considered as an alternative to net income (loss) (computed in accordance with GAAP) as indicators of our financial performance or to cash flow from operating activities (computed in accordance with GAAP) as an indicator of our liquidity.
We calculate adjusted funds from operations, or AFFO, by subtracting from or adding to normalized FFO (i) straight-line rent revenue, (ii) non-cash share-based compensation expense, and (iii) amortization of deferred financing costs. AFFO is an operating measurement that we use to analyze our results of operations based on the receipt, rather than the accrual, of our rental revenue and on certain other adjustments. We believe that this is an important measurement because our leases generally have significant contractual escalations of base rents and therefore result in recognition of rental income that is not collected until future periods, and costs that are deferred or are non-cash charges. Our calculation of AFFO may not be comparable to AFFO or similarly titled measures reported by other REITs. AFFO should not be considered as an alternative to net income (calculated pursuant to GAAP) as an indicator of our results of operations or to cash flow from operating activities (calculated pursuant to GAAP) as an indicator of our liquidity.

Investments and Revenue by Asset Type — As of March 31, 2011

	Real Estate	Percentage	Total	Percentage
	Assets	of Total Assets	Revenue	of Total Revenue

General Acute Care Hospitals	$896,967,648	61.9%	$21,103,358	59.1%
Long-term Acute Care Hospitals	324,015,250	22.3%	9,024,417	25.3%
Medical Office Buildings	15,795,436	1.1%	432,755	1.2%
Rehabilitation Hospitals	182,468,168	12.6%	4,722,769	13.2%
Wellness Centers	15,624,817	1.1%	415,339	1.2%
Net other assets	14,216,593	1.0%	—	—

Total	$1,449,087,912	100.0%	$35,698,638	100.00%

Investments and Revenue by Operator — As of March 31, 2011

	Real Estate	Percentage	Total	Percentage
	Assets	of Total Assets	Revenue	of Total Revenue

Prime Healthcare	$430,112,248	29.7%	$10,862,243	30.4%
Vibra Healthcare, LLC	133,807,423	9.2%	4,463,361	12.5%
HealthSouth Corporation	97,757,589	6.7%	2,472,222	6.9%
RehabCare	83,434,567	5.8%	1,875,053	5.3%
Reliant Healthcare Partners	73,851,400	5.1%	1,903,487	5.3%
14 other operators	615,908,092	42.5%	14,122,272	39.6%
Net other assets	14,216,593	1.0%	—	—

Total	$1,449,087,912	100.0%	$35,698,638	100.00%

Investment and Revenue by State — As of March 31, 2011

	Real Estate	Percentage	Total	Percentage
	Assets	of Total Assets	Revenue	of Total Revenue

California	$455,222,748	31.4%	$11,703,945	32.8%
Texas	346,917,126	23.9%	8,457,296	23.7%
Utah	66,355,303	4.6%	1,650,016	4.6%
Missouri	60,921,029	4.2%	1,278,806	3.6%
New Jersey	58,000,000	4.0%	1,038,889	2.9%
17 other states	447,455,113	30.9%	11,569,686	32.4%
Net other assets	14,216,593	1.0%	—	—

Total	$1,449,087,912	100.0%	$35,698,638	100.00%

Lease Maturity Schedule — As of March 31, 2011
(Dollars in thousands)

			Percentage of total
Total portfolio (1)	Total leases	Base rent(2)	base rent
2011	3	$5,656	6.0%
2012	3	2,850	3.0%
2013	—	—	0.0%
2014	2	4,731	5.1%
2015	2	3,789	4.0%
2016	—	—	0.0%
2017	—	—	0.0%
2018	12	16,939	18.0%
2019	2	8,166	8.7%
2020	2	3,208	3.4%
Thereafter	23	48,611	51.8%

	49	$93,950	100%

(1)	Excludes our River Oaks facility, as it is currently under re-development and not subject to lease and our Florence facility that is under development.

(2)	The most recent monthly base rent annualized. Base rent does not include tenant recoveries, additional rents and other lease-related adjustments to revenue (i.e., straight-line rents and deferred revenues).

Debt Summary as of March 31, 2011

					Amounts Due
Instrument	Rate Type	Rate		Balance	2011	2012	2013	2014	2015	Thereafter
2010 Credit Facility Term Loan	Variable	5.00%		$142,375,000	$1,125,000	$1,500,000	$1,500,000	$1,500,000	$1,500,000	$135,250,000
BB&T Revolver	Variable	1.76%		40,400,000	800,000	39,600,000	—	—	—	—
2010 Credit Facility Revolver	Variable	3.27%		58,000,000	—	—	58,000,000	—	—	—
2016 Unsecured Notes	Fixed	7.71	%(1)	125,000,000	—	—	—	—	—	125,000,000
2006 Exchangeable Notes	Fixed	6.13%		9,175,000	9,175,000	—	—	—	—	—
2008 Exchangeable Notes	Fixed	9.25%		82,000,000	—	—	82,000,000	—	—	—
Union Bank and Trust Term Loan	Fixed	5.66%		8,363,336	8,363,336	—	—	—	—	—
Northland — Mortgage Capital Term Loan	Fixed	6.20%		14,592,557	163,285	231,789	249,384	265,521	282,701	13,399,877

				$479,905,893	$19,626,621	$41,331,789	$141,749,384	$1,765,521	$1,782,701	$273,649,877

		Debt Discount		(3,552,431)

				$476,353,462

Notes: Subsequent to March 31, 2011, the Company repaid and terminated the 2010 Credit Facility Term Loan and Revolver and the Union Bank and Trust Term Loan with the proceeds of a $450 million 6.875% Unsecured Senior Note Offering. As of April 26, 2011, the Company has a $330 million unsecured revolving credit facility with spreads over LIBOR ranging from 2.60% to 3.40%.
(1) Represents weighted-average rate for four traunches of these Notes. The Company has entered into two swap agreements that begin in July and October 2011. Beginning July 31, 2011, the Company will pay 5.507% on $65 million of the Notes and beginning October 31, 2011, the Company will pay 5.675% on $60 million of Notes.

Consolidated Balance Sheets
MEDICAL PROPERTIES TRUST, INC. AND SUBSIDIARIES
Consolidated Balance Sheets

	March 31, 2011	December 31, 2010
	(Unaudited)
Assets
Real estate assets
Land, buildings and improvements, and intangible lease assets	$1,223,512,488	$1,032,369,288
Mortgage loans	165,000,000	165,000,000

Gross investment in real estate assets	1,388,512,488	1,197,369,288
Accumulated depreciation and amortization	(83,987,612)	(76,094,356)

Net investment in real estate assets	1,304,524,876	1,121,274,932

Cash and cash equivalents	7,009,911	98,408,509
Interest and rent receivable	26,977,437	26,175,635
Straight-line rent receivable	30,674,923	28,911,861
Other loans	55,867,707	50,984,904
Other assets	24,033,058	23,057,868

Total Assets	$1,449,087,912	$1,348,813,709

Liabilities and Equity
Liabilities
Debt, net	$476,353,462	$369,969,691
Accounts payable and accrued expenses	37,817,906	35,974,314
Deferred revenue	20,877,232	23,136,926
Lease deposits and other obligations to tenants	23,768,362	20,156,716

Total liabilities	558,816,962	449,237,647

Medical Properties Trust, Inc. stockholders’ equity
Preferred stock, $0.001 par value. Authorized 10,000,000 shares; no shares outstanding	—	—
Common stock, $0.001 par value. Authorized 150,000,000 shares; issued and outstanding - 110,404,517 at March 31, 2011, and 110,225,052 shares at December 31, 2010	110,405	110,225
Additional paid in capital	1,053,590,169	1,051,785,240
Distributions in excess of net income	(160,154,152)	(148,530,467)
Accumulated other comprehensive loss	(3,123,740)	(3,640,751)
Treasury shares, at cost	(262,343)	(262,343)

Total Medical Properties Trust, Inc. stockholders’ equity	890,160,339	899,461,904

Non-controlling interests	110,611	114,158

Total Equity	890,270,950	899,576,062

Total Liabilities and Equity	$1,449,087,912	$1,348,813,709

Acquisitions for the Three Months Ended March 31, 2011
(Dollars in thousands)

Name	Location	Property Type	Investment
Gilbert Hospital	Gilbert, AZ	General Acute Care	$17,100
Atrium Medical Center	Corinth, TX	LTACH	30,000
Bayonne Medical Center	Bayonne, NJ	General Acute Care	58,000
Alvarado Hospital	San Diego, CA	General Acute Care	70,000
Northland LTACH Hospital	Kansas City, MO	LTACH	19,489

Total Investments			$194,589